CLUCKCORP INTERNATIONAL INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

                                                             SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

                                                            CUSIP   189478 10 0

THIS CERTIFIES THAT

Is The Owner Of

                 fully paid and non-assessable Common Shares of

                         CLUCKCORP INTERNATIONAL, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to the provisions of the Articles of Incorporation, to all of which the holder by acceptance hereby assents. This Certificate is not valid unless duly countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

/S/   STEVES ROSSER                               /S/  D.W. GIBBS
   --------------------------------              -------------------------------
   SECRETARY                                     PRESIDENT

                   [GRAPHIC OF CORPORATE SEAL OMITTED]

COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
370 - 17th Street, Suite 2350, Denver, Colorado 80202


By:
   --------------------------------------------------
    Transfer Agent and Registrar Authorized Officer

Each Warrant entitled the Warrant Holder to purchase one share of Common Stock at $4.00 per share. The Warrants may not be exercised unless a current registration statement under the Securities Act of 1933, as amended, is effective or an exemption from such registration is available. The Warrants may not be exercised unless such exercise, and the issuance of the underlying Common Stock, can be effected in compliance with applicable state securities laws. The Warrants are subject to redemption and may not be exercised after the redemption date.


Number                               CLUCKCORP                    Warrants
W-                                INTERNATIONAL, INC.
                                                              CUSIP  189478 11 8
                               WARRANT CERTIFICATE


This Warrant Certificate certifies that



or registered assigns (the "Warrant Holder"), is the registered owner of the above-indicated number of Warrants ("Warrants") expiring at 5:00 p.m., Denver, Colorado time on July 12, 2001 (the "Expiration Date"). Each Warrant entitled the Warrant Holder to purchase from CluckCorp International, Inc. (the
"Company"), a Texas corporation, at any time before the Expiration Date, one fully paid and non-assessable share of Common Stock of the Company at a purchase price of $4.00 per share (the "Exercise Price") upon surrender of this Warrant Certificate, with the exercise form hereon duly completed and executed, with payment of the Exercise Price, at the principal office of the Company, but subject to the conditions set forth herein and in the Warrant Agreement hereafter defined. All unexercised Warrants may be redeemed by the Company upon 30 calendar days prior written notice to registered Warrant Holders subject to certain conditions set forth in the agreement (the "Warrant Agreement") between the Company and Corporate Stock Transfer, Inc. (the "Warrant Agent"). No Warrant may be exercised after such 30-day period. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events set forth in the Warrant Agreement. Reference is hereby made to the provisions of the Warrant Agreement, all of which are hereby incorporated by reference herein and made a part of this Warrant Certificate and which shall for all purposes have the same effect as though fully set forth at this place.

     Upon due presentment for transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the Warrant Agreement, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement.

     The Warrant Holder may exercise all or any whole number of such Warrants in the manner stated hereon and in the Warrant Agreement. The Exercise Price shall be payable in lawful money of the United States of America in cash or by certified or cashier's check or bank draft payable to the order of the Company. Upon any exercise of any Warrants evidenced by this Warrant Certificate in an amount less than the number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised. No adjustment shall be made for any dividends to any shares issued upon exercise of this Warrant. No Warrant may be exercised after 5:00 p.m., Denver, Colorado time, on the Expiration Date, and any Warrant not exercised by such time shall become void.

     COPIES OF THE WARRANT AGREEMENT, WHICH DEFINES THE RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF THE COMPANY AND THE WARRANT HOLDERS, ARE ON FILE WITH THE WARRANT AGENT. ANY WARRANT HOLDER MAY OBTAIN A COPY OF THE WARRANT AGREEMENT, FREE OF CHARGE, BY A REQUEST TO THE PRINCIPAL OFFICE OF THE WARRANT AGENT.

     The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and the Company shall not be affected by any notice to the contrary. No Warrant Holder, as such, shall have the rights of a stockholder of the Company, either at law or in equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in the Warrant Agreement and in the Warrant Certificate.

     The Company shall not be required to issue fractions of Warrants upon any adjustment or to issue fractions of shares upon the exercise of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest shall pay an amount in cash equal to such fraction times the current market value of one Warrant or one share, as the case may be, determined in accordance with the Warrant Agreement.

     The Warrants represented by this Certificate may not be exercised by a Warrant Holder unless at the time of exercise the underlying shares of Common Stock are qualified for sale, by registration or otherwise, in the state where the Warrant Holder resides or unless the issuance of the shares of Common Stock would be exempt from such qualification under applicable state securities laws.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of said officers' signatures, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated:

                                                CLUCKCORP INTERNATIONAL, INC.
                                                A Texas Corporation

Countersigned and Regitered:
CORPORATE STOCK TRANSFER, INC.
Warrant Agent and Registrar                    By:  /S/  D.W. GIBBS
                                                    ----------------------------
                                                    President

By:
  -------------------------------
   Authorized Signature

                                                By:  /S/ STEVES ROSSER
                                                    ---------------------------
                                                    Secretary

                         CLUCKCORP INTERNATIONAL, INC.

                                   ASSIGNMENT
        (Form of Assignment to Be Executed If the Warrant Holder Desires
                     to Transfer Warrants Evidenced Hereby)


FOR VALUE RECEIVED,......................................hereby sells, assigns,

and transfers to...............................................................

 ...............................................................................
               (Please print name and address including ZIP code)

 ...............................................................................

 ...............................................................................
             (Please insert social security, federal tax ID number
                          or other identifying number)

 .....................Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint.....................................
Attorney, to transfer said Warrants on the books of the Company with full power of substitution in the premises.

Dated:................

                                        Signature..............................
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of this Warrant Certificate.)

Signature Guaranteed:

----------------------------------------


NOTE: Any transfer or assignment of this Warrant Certificate is subject to compliance with the restrictions on transfer imposed under the Warrant Agreement.

                                    EXERCISE
         (Form of Exercise to be executed if the Warrant Holder Desires to Exercise Warrants Evidenced Hereby)

TO THE COMPANY:

     The undersigned hereby  irrevocably  elects to exercise  ..........Warrants represented by this Warrant Certificate and to purchase thereunder the full number of shares of Common Stock issuable upon exercise of said Warrants and
encloses  $..........   as  the  purchase  price  therefor,  and  requests  that
certificates for such shares shall be issued in the name of, and cash for any fractional shares shall be paid to,

--------------------------------------------------------------------------------
          (Please insert social security or other identifying number)

--------------------------------------------------------------------------------
               (Please print name and address including ZIP code)

--------------------------------------------------------------------------------

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised nubmer of Warrants shall be issued to the Warrant Holder.

Dated:...............................        Signature..........................
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of this
                                             Warrant Certificate.)

Signature Guaranteed:

-------------------------------------

IMPORTANT:  Signature guaranteed must be made by a participant of STAMP or another signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Association and the Transfer Agent of the Company or the Company.